Exhibit 21

Raytheon Technologies Corporation
Subsidiary and Affiliate Listing
December 31, 2022

Entity Name	Place of Incorporation
B/E Aerospace (UK) Limited	United Kingdom
B/E Aerospace B.V. - Philippines	Philippines
B/E Aerospace, Inc.	Delaware
Commonwealth Luxembourg Holdings S.à r.l.	Grand-Duchy of Luxembourg
Delancey Limited Partnership	Delaware
Eagle Services Asia Private Limited	Singapore
Goodrich Actuation Systems Limited	United Kingdom
Goodrich Actuation Systems SAS	France
Goodrich Aerospace Canada Ltd	Ontario
Goodrich Control Systems	United Kingdom
Goodrich Corporation	New York
Goodrich XCH GmbH	Switzerland
Hamilton Sundstrand Corporation	Delaware
Hamilton Sundstrand de Puerto Rico, Inc.	Delaware
Hamilton Sundstrand Pacific Aerospace Pte Ltd	Singapore
Hamilton Sundstrand Poland Sp. z o.o.	Poland
Hamilton Sundstrand Space Systems International, Inc.	Delaware
IAE International Aero Engines AG	Switzerland
Keeney Hill Limited	United Kingdom
Kidde Technologies Inc.*	Delaware
Latin American Holding, Inc.	Delaware
Linwold Holdings LLC	Delaware
NLX Holding Corporation	Delaware
Pearl Elise Holdings LLC	Delaware
Pratt & Whitney Aero Engines International GmbH	Switzerland
Pratt & Whitney Air New Zealand Services	New Zealand
Pratt & Whitney Canada Corp.	Nova Scotia
Pratt & Whitney Canada Distribution USA, LLC	Delaware
Pratt & Whitney Canada Leasing, Limited Partnership	Québec
Pratt & Whitney Component Solutions, Inc.	Michigan
Pratt & Whitney Engine Services, Inc.	Delaware
Pratt & Whitney Materials International Sàrl	Switzerland
Pratt & Whitney Military Aftermarket Services, Inc.	Delaware
Pratt & Whitney PurePower Engine Canada Distribution Corp./Distribution Canada Pratt & Whitney Moteur PurePower Cie	Nova Scotia
Pratt & Whitney Rzeszow S.A.	Poland
Pratt & Whitney THY Teknik Ucak Motoru Bakim Merkezi Limited Sirketi	Turkey
Range Generation Next, LLC	Delaware
Ratier-Figeac, SAS	France
Raytheon Australia Pty Ltd	Australia
Raytheon Company	Delaware
Raytheon Systems Limited	United Kingdom

Raytheon Technologies Corporation
Subsidiary and Affiliate Listing
December 31, 2022

Entity Name	Place of Incorporation
Raytheon Technologies Corporation	Delaware
Rockwell Collins, Inc.	Delaware
Rohr, Inc.	Delaware
Rosemount Aerospace Inc.	Delaware
RTX Canada Holdings, Inc.	Delaware
RTX Canada I ULC	Nova Scotia
Shanghai Pratt & Whitney Aircraft Engine Maintenance Company Limited	China
Simmonds Precision Products, Inc.	New York
Turbine Overhaul Services Pte Ltd	Singapore

* Kidde Technologies Inc. also conducts business as Kidde Aerospace & Defense, Fenwal Safety Systems and Kidde Dual Spectrum.

Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary, as defined by Rule 1-02 of Regulation S-K.